UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 11, 2005

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO 63141

(Address of Principal Executive Offices) (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 11, 2005, the Nominating and Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company met and considered compensation issues with respect to the Company’s Executive Officers.

(A)    At that meeting, the Committee adopted the Executive Officer Bonus Plan, which is intended to establish broad parameters for annual and long-term bonuses to Executive Officers in order to qualify such bonuses as performance-based compensation under Section 162(m) of the IRS Code. Effectiveness of the Plan is contingent upon shareholder approval of the Plan’s material terms, including applicable performance criteria, at the 2006 Annual Meeting of Shareholders. The material terms of the Plan are as follows:

Eligible Participants - Executive Officers of the Company

Awards - cash bonuses granted under the terms of the Plan. Awards may be expressed as a percentage of salary, or otherwise.

Potential Awards - potential Awards established by the Committee at the beginning of a fiscal year, or other performance period. Potential Awards may be annual or long-term, and may include non-performance based elements, as well as elements based upon attainment of Performance Goals.

Performance Goals - specific, targeted Company performance goals established by the Committee with respect to performance-based Potential Awards. Performance Goals must be based upon performance criteria approved by shareholders. The Committee would have discretion to increase or decrease performance criteria and targets if, in its sole judgment, there were extraordinary occurrences, not anticipated when the Awards were granted, which significantly affected the Company’s earnings or other performance criteria.

Procedures - within 90 days after the beginning of each performance period (the then-current fiscal year, or longer), the Committee may, in its sole discretion, establish Potential Awards for some or all of the Executive Officers. The size of the Potential Awards, and any applicable Performance Goals, are also at the Committee’s sole discretion, subject to a maximum amount of $5 million per Award (whether the Award is for a single year or multiple years). After the end of the performance period, the Committee must determine and certify whether any applicable Performance Goals were attained, as well as the actual size of Awards to be granted to the participants. The Committee may eliminate or reduce an Award payable to a participant below that which would otherwise be payable under the terms of the Potential Award.

The form of the Executive Officer Bonus Plan is attached to this filing as Exhibit 10.1,

(B)    At its October 11, 2005 meeting, the Committee also approved the material terms of the Company’s 2006 Annual and Long-Term Bonus Program, which is applicable to each of the Executive Officers (but would not be subject to the Executive Officer Bonus Plan). The material terms of that Program are as follows:

As in previous years, the Program will be comprised of both annual and long-term components. The annual component will still be comprised of two elements: a Company performance piece, based upon targeted EPS or operating unit results, and an individual performance piece. As in previous years, the Program will also include a long-term component designed to drive consistent growth over a multiple year period.

The annual component will again offer a potential payout of from 50 to 165% of the individual’s bonus target, which is a percentage of the individual’s base salary. For the Executive Officers, that percentage ranges from 60% to 100%, as noted under (C) below. The Company performance piece of the Annual component will continue to comprise 70% of the individual’s bonus target, and the individual performance piece will comprise 30%. The Company performance piece will continue to be paid out only if threshold targets (equal to FY 2005 EPS, and/or operating unit results, depending upon the individual) are met, with payment at that threshold of 50% of the 70% of the individual’s bonus target. Payment percentages will ratchet up proportionately to 100% of the 70% if the budgeted EPS target, which is set at the beginning of the fiscal year is achieved, and to 150% of the 70% if the EPS stretch target, also set at that time, is achieved. The individual performance element will continue to offer a higher payout for a "1" rating and a lower payout for a "3" rating.

The long-term component will again be a contingent bonus opportunity ranging from 50 to 100% of the individual’s bonus target, which will be created only if budgeted target results for FY 2006 are met or exceeded, and will be paid after the end of FY2007 only if FY2006 actual results are met or exceeded during FY2007.

(C)    At its October 11, 2005 meeting, the Committee also established the annual salaries of the Executive Officers for its 2006 fiscal year. The new annual salaries for the Executive Officers that will be Named Executive Officers in the Company’s Proxy Statement for its upcoming Annual Meeting of Shareholders, are as follows: Messrs. W. Klein, $700,000, bonus target 100%; J. McClanathan, $440,000, bonus target 80%; J. Lynch, $440,000, bonus target 80%; D. Sescleifer, $370,000, bonus target 80%; and D. Hatfield, $290,000, bonus target 60%. Annual salaries for the other Executive Officers were in a range from $260,000 to $290,000, and the bonus targets were 60%.

(D)    At its October 11, 2005 meeting, the Committee granted a Performance Restricted Stock Equivalent Award Agreement to certain of the Executive Officers, as listed on the exhibit to this filing. The material terms of the Performance Restricted Stock Equivalent Award Agreement are as follows:

    1.     Award  As of the date of the award, recipients will be credited with restricted Common Stock equivalents in the Company’s Deferred Compensation Plan, the value of which, upon the individual’s retirement or other termination of employment, will be paid out in cash in accordance with the terms of that Plan.

    2.     Vesting; Payment Twenty-five percent of the total restricted stock equivalents granted to each recipient will vest on the third anniversary of the date of grant, twenty-five percent will vest on the date that the Company publicly releases its earnings for its 2008 fiscal year (the “Announcement Date”) only if the Company’s compound annual growth in earnings per share (“CAGR”) for the 3 year period ending on September 30, 2008 equals or exceeds 10%, and the remaining fifty percent will vest in its entirety on the Anniversary Date only if the Company achieves CAGR at or above 15%, with smaller percentages of that remaining fifty percent vesting at each of the milestones indicated:

CAGR	% Vesting
11%	20%
12%	40%
13%	60%
14%	80%
15%	100%

3.     Acceleration All unvested restricted stock equivalents granted to a recipient will immediately vest upon his or her:

a.	Death;
b.	Declaration of total and permanent disability;
c.	Involuntary termination of employment, other than for cause;
d.	Change of control of Energizer Holdings, Inc.

4.     Forfeiture Any portion of the recipient’s restricted stock equivalents that are not vested will be forfeited upon:

a.	the recipient’s involuntary termination for cause;
b.	the recipient’s voluntary termination;
c.	a determination by the Committee that the recipient engaged in competition with the Company; or
c.	a determination by the Committee that the recipient engaged in activity or conduct contrary to the best interests of the Company, as described in the Plan.

The form of the Performance Restricted Stock Equivalent Award Agreement is attached to this filing as Exhibit 10.2.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: October 11, 2005

EXHIBIT INDEX

Exhibit No.

10.1   Form of Executive Officer Bonus Plan
10.2   Form of Performance Restricted Stock Equivalent Award Agreement.